Private & Confidential	Execution Version

DATED 9 AUGUST 2018

BUNKER HILL MINING CORPORATION	(1)

and

HUMMINGBIRD RESOURCES PLC	(2)

DEED OF WARRANT GRANT

relating to warrants in registered form to

subscribe for Common Shares of US$0.001

each in

BUNKER HILL MINING CORPORATION

Tel +44 (0)370 903 1000 Fax +44 (0)370 904 1099 mail@gowlingwlg.com www.gowlingwlg.com

CONTENTS

Clause	Heading	Page

1	definitions and Interpretation	1

2	Grant of the Warrants	3

3	Exercise of Warrants	4

4	Anti-Dilution Provisions	5

5	Supplementary Protection	6

6	Assignment of Warrants and Warrant Register	8

7	Modification of Rights	8

8	Information and Representation Rights of Warrant Holder	8

9	REPLACEMENT CERTIFICATES	8

10	Notice	9

11	ENTIRE AGREEMENT	9

12	Governing Law	9

SCHEDULE ONE - FORM OF WARRANT CERTIFICATE		11

SCHEDULE TWO - NOTICE OF EXERCISE		12

THIS DEED OF WARRANT GRANT is executed on the 2nd day of August 2018

BETWEEN:

1	BUNKER HILL MINING CORPORATION a company incorporated under the laws of the state of Nevada USA whose registered office is at 1802 N. Carson Street, Suite 212, Carson City, Nevada 89701 (the “Company”); and

2	HUMMINGBIRD RESOURCES PLC, a company incorporated and registered in England and Wales whose registered office is at 49-63 Spencer Street, Hockley, Birmingham, B18 6DE (the “Warrant Holder”).

Agreed terms

1	definitions and Interpretation

1.1	The definitions and rules of interpretation set out in this clause apply to this Deed of.

Act	the Companies Act 2006 as amended;

Amendment and Restatement Agreement	the agreement made between the Company and the Warrant Holder dated on or about the date of this Deed;

Auditors	the auditors of the Company from time to time;

Business Day	a day (not being a Saturday or Sunday) on which clearing banks are open for normal business in London;

Common Shares	the common shares in the capital of the Company;

Constitution	the documents that form the constitution of the Company current at the date of this Deed or as amended from time to time;

CSE	the Canadian Securities Exchange;

Directors	the directors of the Company from time to time;

Equity Shares	has the definition as set out in Section 744 of the Act;

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Notice of Exercise	the duly completed notice set out as Schedule 1;

Second Loan	means the sum of US$500,000 (Five Hundred Thousand United States Dollars) agreed to be advanced by the Warrant Holder to the Company in accordance with the Amendment and Restatement Agreement;

Share Register	the register of members of the Company;

Subscription Consideration	in respect of any Warrant Shares to be issued pursuant to a Notice of Exercise the number of Warrant Shares the subject of such Notice of Exercise multiplied by the Subscription Price;

Subscription Period	the period commencing on the date of this Deed and ending onthe date which is 24 months from the date that the Warrant Holder advances the Second Loan to the Company in accordance with the Amendment and Restatement Agreement ;

Subscription Price	Can$0.45 or as otherwise adjusted in accordance with the provisions of Clause 5;

Subscription Rights	the rights for the time being conferred by the Warrants to subscribe, in the case of each Warrant, for one Common Share which are constituted by virtue of the provisions of clause 3.1 of this Deed;

Trading Day	any day during which trading of securities takes place on CSE;

VWAP	for any Trading Day, the volume weighted average price of the Common Shares on CSE as reported by Bloomberg under the symbol “BNKR.CN”;

Warrant and Warrants	a warrant to subscribe for one Common Share at any time during the Subscription Period, at the Subscription Price granted pursuant to clause 3.1 of this Deed and Warrants shall have a commensurate meaning;

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Warrant Holder	in relation to a Warrant, the person in whose name such Warrant is registered in the register referred to in clause 7.2;

Warrant Shares	Common Shares to be issued pursuant to any exercise of the Warrants.

1.2	Headings are inserted for convenience only and shall be ignored in the interpretation of this Deed.

1.3	In this Deed, unless the context otherwise requires:

(a)	references to clauses, paragraphs and schedules are to be construed as references to the clauses and paragraphs of, and schedules to, this Deed and references to this Deed include its schedules;

(b)	reference to (or to any specified provision of) this Deed or any other document or instrument shall be construed as a reference to this Deed, that provision or that document or instrument as in force for the time being and as amended in accordance with the terms thereof;

(c)	references to a person shall be construed as including references to an individual, firm, company, corporation or unincorporated body of persons;

(d)	references to the singular shall include the plural and vice versa;

(e)	references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term; and

(f)	references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

2	Grant of the Warrants

The Company hereby grants to the Warrant Holder 1,167,143 Warrants conditional upon the completion of an investment from Gemstone 102 Ltd. (“Gemstone”) on the following terms:

(i)	Financing Amount: US$ 548,947 which is Can$ 721,834 at US$/Can$ 0.76049;

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(ii)	Units: 1,604,076 units where each unit consists of 1 Common Share and 1 warrant;

(iii)	Terms of Common Share: issue price of Can$ 0.45/share;

(iv)	Terms of Warrant: exercise price of C$0.60 and a term of 3 years; and

(v)	Ownership of Gemstone post transaction: 16.19% of Common Shares, and 19.9% on a partially diluted basis (assumes Gemstone’s proposal to simultaneously cancel all of its 2 million Can$2.00 warrants from the Company’s December 2017 financing).

3	Exercise of Warrants

3.1	The Warrants shall be exercisable in whole or in part at any time during the Subscription Period. To the extent that the Warrants have not been exercised at the expiry of the Subscription Period, they shall lapse. The Warrants shall be exercised by the delivery of the Notice of Exercise (in substantially the same form as included in Schedule 1 of this Deed signed by the Warrant Holder specifying the number of Common Shares in respect of which the Warrants are to be exercised) and the requisite remittance (rounded up to the nearest whole cent) for the aggregate Subscription Price of the Warrant Shares to the registered office of the Company by personal delivery, first class prepaid post or facsimile transmission:

(a)	personal delivery shall be deemed to have occurred on the next working day in the place where left;

(b)	delivery by post as aforesaid shall be deemed to have occurred two working days following the date of posting; and

(c)	delivery by facsimile shall be deemed to have occurred on production of the transmission report evidencing that all the pages of the Notice of Exercise have been sent;

PROVIDED ALWAYS that the requisite remittance for the Subscription Consideration, by telegraphic transfer to the Company’s bank account as notified to the Warrant Holder or by bankers draft made payable to the Company and cleared through the Company’s bank account.

3.2	The date of the allotment and issue of any Warrant Shares subject to the Notice of Exercise delivered in accordance with clause 4.1 shall be not more than five Business Days after receipt by the Company of the Subscription Consideration.

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3.3	Not later than ten Business Days after the valid Notice of Exercise (duly completed and accompanied by the requisite remittance for the Subscription Consideration) is lodged at the registered office of the Company in accordance with clause 4.1, share certificates shall be issued (free of charge) and despatched (at the risk of the person entitled thereto) showing the date of allotment and issue of such Warrant Shares as being in accordance with this clause 4.

3.4	Each Warrant will be cancelled once the Subscription Rights attaching thereto have been exercised and Warrant Shares allotted and issued pursuant to such exercise.

3.5	Warrant Shares allotted pursuant to the exercise of Subscription Rights will rank for all dividends and distributions declared on any date on or after the date on which the relevant Warrant Shares are issued and shall have the rights and privileges prescribed in the Constitution in relation to Common Shares.

3.6	The Company shall make application for the Warrant Shares so issued on the exercise of Warrants to be admitted to listing and trading on CSE as soon as reasonably practicable after the date of issue and for listing of the Warrant Shares, and on all other stock exchanges (if any) on which its other issued ordinary share capital is then listed with effect from the earliest possible date after the date of issue.

3.7	Notwithstanding anything in this Deed, in the event that the Subscription Period expires at any time when the Company is unable by law or regulation to issue the Warrant Shares, then the Subscription Period shall be deemed to be extended to a date falling three calendar months after the first Business Day that the Company is next able to issue such Warrant Shares.

3.8	The Warrant Holder shall not be entitled to exercise any of the Warrant Rights at such times when to do so would not be permitted by the applicable rules of any stock exchange on which the Common Shares in issue are admitted to trading.

4	Anti-Dilution Provisions

4.1	Subject always to clause 6 after any of the following on a date prior to the end of the Subscription Period, namely:

(a)	any allotment or issue of fully paid Common Shares by way of capitalisation of profits or reserves (including share premium account and any capital redemption reserve fund) to holders of Equity Shares on the Share Register;

(b)	a reduction of capital of whatever nature or any other reduction in the number of Common Shares in issue from time to time;

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(c)	an issue of Common Shares by way of dividend or distribution;

(d)	a consolidation, amalgamation or merger of the Company with or into another entity; or

(e)	any sub-division or consolidation of Equity Shares;

the number and/or nominal value of Warrant Shares to be, or capable of being, subscribed for on any subsequent exercise of the Subscription Rights and/or the final Subscription Price will be adjusted in such manner as the Auditors shall certify in writing to the Company and the Warrant Holder(s) to be necessary in order that, after such adjustment:

(f)	the total number of Warrant Shares which may be subscribed pursuant to the Subscription Rights, is such that Warrant Shares when issued:

(i)	will carry as nearly as possible (and in any event not less than) the same proportion of the votes as the Warrant Shares carried prior to such adjustment; and

(ii)	will carry the entitlement to participate in the same proportion in the profits and assets of the Company as would the total number of Warrant Shares which could have been subscribed for pursuant to the Subscription Rights immediately prior to the event giving rise to such adjustment; and

(g)	the Subscription Consideration payable in order to subscribe for all the Warrant Shares which may be subscribed pursuant to Subscription Rights will be as nearly as possible (and in any event no more than) the same as it was prior to such adjustment.

4.2	The Company shall procure that no such event as is referred to in clause 4.1 shall occur prior to the end of the Subscription Period unless the Auditors shall either (i) prior to or (ii) contemporaneously with, the relevant resolution of the members of the Company or the Directors giving effect to or sanctioning such event, certify the appropriate adjustments. The Company shall send notice of such adjustments to the Warrant Holder(s) as soon as practicable (and in any event no later than seven days) following such resolution as aforesaid.

4.3	In calculating any entitlement to additional Subscription Rights under this clause 4 fractions shall be rounded down to the nearest whole Common Share.

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5	Supplementary Protection

5.1	Prior to the end of the Subscription Period the Company shall not without providing written notice of not less than fifteen Business Days to the Warrant Holder modify the rights attached to any of its shares whether issued or unissued in any way which has or will have a material adverse effect on the rights of the Warrant Holder or the holder of Warrant Shares or the respective abilities of such persons to enjoy such rights (but so that such restriction shall not be construed as a restriction or prohibition on sub-division or consolidation of Common Shares subject always to the provisions of clause 5).

5.2	At all times prior to the end of the Subscription Period, the Company shall keep available for issue sufficient authorised but unissued share capital to satisfy in full and in accordance with the terms thereof all Subscription Rights remaining exercisable.

5.3	If at any time an offer is made to all holders of Common Shares (or all holders of Common Shares other than the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror) to acquire the whole or any part of the issued share capital of the Company and the Company becomes aware that as a result of such offer the right to cast a majority of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or such persons or companies as aforesaid, the Company shall give notice to the Warrant Holder of such vesting within fourteen days of its becoming so aware. If such offer becomes unconditional in all respects and the Warrant Holder has not exercised some or all of his Warrants, all unexercised Warrants shall immediately lapse.

5.4	Publication of a scheme of arrangement with the Company’s shareholders providing for the acquisition by any person of the whole or any part of the issued share capital of the Company shall be deemed to be the making of an offer for the purposes of this clause 5.4.

5.5	If the Company commences liquidation, whether voluntary or compulsory (except for the purpose of reconstruction or amalgamation on terms sanctioned by the Warrant Holder), it shall forthwith give notice thereof to the Warrant Holders; thereupon each Warrant Holder will (if upon such winding-up there shall be a surplus available for distribution amongst the holders of the Common Shares (including for this purpose the Common Shares which would arise on the exercise of all the outstanding Subscription Rights) which, taking into account the amounts payable on the exercise of the Subscription Rights, exceeds in respect of each Common Share a sum equal to the Subscription Price) be treated as if immediately before the date of such order or resolution his Subscription Rights had been exercisable and had been exercised in full and shall accordingly be entitled to receive out of the assets available on liquidation pari passu with the holders of the Common Shares such a sum as he would have received had he been the holder of the Common Shares to which he would have become entitled by virtue of such subscription after deducting a sum per share equal to the Subscription Price; subject to the foregoing, all Subscription Rights shall lapse on liquidation of the Company.

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6	Assignment of Warrants and Warrant Register

6.1	The Warrants may be assigned by a Warrant Holder to any member of its group in whole or in part.

6.2	The Company shall, or shall procure that its registrar shall, maintain a register of the holders of Warrants.

7	Modification of Rights

7.1	No modification, variation or amendment to this Deed shall be effective unless such modification, variation or amendment is in writing and has been signed by or on behalf of the parties.

7.2	All or any of the rights for the time being attaching to the Warrants (including the Subscription Rights) may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior written consent of the Warrant Holder.

8	Information and Representation Rights of Warrant Holder

8.1	The Company shall send or procure to be sent to each Warrant Holder a copy of its annual report together with all documents required by law to be annexed thereto and copies of every statement, notice or circular issued to the members of the Company concurrently with the issue of the same to its members.

8.2	A Warrant Holder shall have the right to attend and speak (but not, by virtue or in respect solely of holdings of Warrants, to vote) at all meetings of members of the Company at which any business is to be moved which has any effect (actually or reasonably foreseeable) on the value of the Warrants or the rights attaching thereto or the enjoyment thereof.

9	REPLACEMENT CERTIFICATES

If a Certificate is mutilated, defaced, lost, stolen or destroyed it will be replaced by the Company for the time being at the expense of the Company and on such terms as to evidence and indemnity as the Company may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

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10	Notice

10.1	Any notice to be given by any party hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by email (to such email address as may from time to time be notified by the relevant party) or given by letter sent by first-class registered mail to the party to receive such notice provided that any party may change its address or facsimile number for notice by giving to the other party written notice of such change.

10.2	Any notice given under this Clause shall be effective:

(a)	if delivered personally, when delivered;

(b)	if sent by email to the Company (FAO Helga Fairhurst to hf@bunkerhillmining.com) and to the Warrant Holder (FAO Tom Hill to tom@hummingbirdresources.co.uk), either (i) on receipt of a read receipt email from the correct address; (ii) 24 hours from delivery if sent to the correct email address and no notice of delivery failure is received; or (iii) on receipt of confirmation of receipt from the recipient; or

(c)	if sent by first-class registered post within the United Kingdom, two Business Days after posting or if sent from or to any place outside the United Kingdom by prepaid priority airmail seven Business Days after posting.

11	ENTIRE AGREEMENT

This Deed sets out the entire agreement and understanding between the parties hereto in respect of the Warrants and it is expressly declared that no variations hereof shall be effective unless made in writing and signed by or on behalf of each of the parties.

12	Governing Law

The provisions of this Deed shall be subject to and governed by English Law. The Warrant Holder and the Company hereby submit to the exclusive jurisdiction of the Courts of England in relation to any matters arising out of this Deed.

IN WITNESS WHEREOF this Deed has been duly executed on behalf of the Company as a Deed and is intended to be and is hereby delivered on the day and year first above written.

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EXECUTED AS A DEED by	)

BUNKER HILL MINING CORPORATION	)

acting by:	)
Director

Director/Secretary

EXECUTED AS A DEED by	)

HUMMINGBIRD RESOURCES PLC	)

acting by:	)
Director

Director/Secretary

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SCHEDULE 1

Form of Warrant Certificate

Warrant Certificate Representing Subscription Rights for [●] Common Shares each at Can$0.45 per Common Share in Bunker Hill Mining Corporation.

Warrant Certificate No.	Transfer No.	Date of Registration

This is to certify that ____________________ is the registered owner of [●] Warrants to subscribe for [●]Common Shares at Can$0.45 per Common Share in Bunker Hill Mining Corporation.

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SCHEDULE 2

Notice of Exercise

To:	The Directors

Bunker Hill Mining Corporation

We the registered holders of the attached Warrant Certificate(s) hereby exercise the Subscription Rights over [●] of the Common Shares the subject of the attached Warrant Certificate(s), and attach hereto a bankers draft for £[●]/ confirm that a telegraphic transfer for US$[●] has been made to the Company’s bank account (delete as appropriate), being the Subscription Consideration payable in respect thereof.

Signed:

Full Name:

Address:

We hereby authorise and direct the Company to allot the Common Shares to be issued hereto to the following proposed allottees:

No. of Shares	Name of Proposed Allottee	Address of Proposed Allottee

1.

2.

3.

4.

5.

We hereby authorise and request you to despatch a certificate for such Common Shares to be sent by post at our risk at the first address shown above or to our agent as mentioned below:

We agree to accept such Common Shares subject to the Constitution of the Company.

Signed:

Full Name:

Address:

Lodged by:	(agent to whom certificate(s) should be sent).

Name of Agent

Address:

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